                                                                    Exhibit 99.5

                      CYTOGEN CORPORATION AND SUBSIDIARIES

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                             BASIS OF PRESENTATION
                                  (Unaudited)

     The accompanying Pro Forma Condensed Combined Balance Sheet as of June 30, 1995, and the related Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 1994 and for the six months ended June 30, 1995 give effect to the merger ("Merger A") of CytoRad Incorporated ("CytoRad") into a wholly-owned subsidiary of Cytogen Corporation ("Cytogen"), which was consummated on February 27, 1995, and the merger ("Merger B") of Cellcor, Inc. ("Cellcor") with and into a wholly-owned subsidiary of Cytogen, as if these transactions had occurred as of June 30, 1995 in the case of the Pro Forma Condensed Combined Balance Sheet or as of January 1, 1994 in the case of the Pro Forma Condensed Combined Statements of Operations. The Pro Forma Condensed Combined Balance Sheet as of June 30, 1995 presents only the historical financial position of Cytogen and Cellcor (and not CytoRad) inasmuch as the Cytogen Form 10-Q for the quarter ended June 30, 1995 (the "Cytogen June 30, 1995 Form 10-Q"), which reflects the consummation of Merger A, has previously been filed with the Securities and Exchange Commission.

     The Pro Forma Condensed Combined Financial Statements have been prepared by Cytogen management and should be read in conjunction with the historical financial statements of Cytogen, CytoRad and Cellcor. The Pro Forma Condensed Combined Financial Statements are based on certain assumptions and estimates. These statements do not purport to be indicative of the financial position or results of operations that might have occurred, nor are they indicative of future results. See Notes to Pro Forma Condensed Combined Financial Statements.

                                    99.5-1

                      CYTOGEN CORPORATION AND SUBSIDIARIES

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 June 30, 1995

                                  (Unaudited)
                                 (in thousands)

                                                             Historical (Note 1)               Pro Forma
                                                            ---------------------      -------------------------
                                                            Cytogen       Cellcor      Adjustments      Combined
                                                            -------       -------      -----------      --------
ASSETS
------

Current Assets:
  Cash and cash equivalents..............................   $  9,243      $   949      $  20,012(G)     $ 26,969

                                                                                          (2,235)(C)
                                                                                          (1,000)(H)
  Short-term investments.................................      1,321          ---            ---           1,321
  Accounts receivable, net...............................        533           30            ---             563
  Inventory..............................................      2,157           66            ---           2,223
  Other current assets...................................        592          442            ---           1,034
                                                            --------      -------      ---------        --------
     Total current assets................................     13,846        1,487         16,777          32,110
Property, plant and equipment, net.......................      5,215          957            ---           6,172
Other assets.............................................      1,847          149            ---           1,996
                                                            --------      -------      ---------        --------
                                                            $ 20,908      $ 2,593      $  16,777        $ 40,278
                                                            ========      =======      =========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current Liabilities:
      Note payable to stockholders.......................   $    ---      $  1,000     $  (1,000)       $    ---
      Accounts payable and accrued liabilities...........      6,741         2,692           ---           9,433
      Other current liabilities..........................      2,231           109           ---           2,340
                                                            --------      --------     ---------        --------
           Total current liabilities.....................      8,972         3,801        (1,000)         11,773
                                                            --------      --------     ---------        --------
      Long-term liabilities..............................      4,768           396           ---           5,164
                                                            --------      --------     ---------        --------
      Redeemable common stock (pro forma),
        250,000 shares issued and outstanding, at
        redemption value.................................      2,000           ---           ---           2,000
                                                            --------      --------     ---------        --------

Stockholders' Equity (Deficit):
      Preferred stock (pro forma), $.01 par value,
        5,400,000 shares outstanding, no shares
        issued and outstanding...........................        ---           ---           ---             ---
      Convertible preferred stock........................        ---           ---           ---             ---
      Common stock (pro forma), $.01 par value,
        69,600,000 shares authorized, 41,554,000 shares
        issued and outstanding...........................        317            55            44(F)(G)       416
      Additional paid-in capital.........................    193,911        54,838       (56,410)(D)     235,122
                                                                                          42,783(F)(G)

      Deferred compensation..............................        ---           (87)          ---             (87)
      Unrealized gains on investments....................         28           ---           ---              28
      Accumulated deficit................................   (189,088)      (56,410)       56,410(D)     (214,130)
                                                                                         (25,050)(G)
                                                            --------      --------     ---------        --------
           Total stockholders' equity (deficit)..........      5,168        (1,604)       17,777          21,349
                                                            --------      --------     ---------        --------
                                                            $ 20,908      $  2,593     $  16,777        $ 40,286
                                                            ========      ========     =========        ========

         See Notes to Pro Forma Condensed Combined Financial Statements

                                    99.5-2

                      CYTOGEN CORPORATION AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                      For the Year Ended December 31, 1994
                                  (Unaudited)
                      (in thousands, except per share data)

                                                  Historical (Note 1)                     Pro Forma
                                       -----------------------------------------  ---------------------------
                                         Cytogen        CytoRad        Cellcor      Adjustments     Combined
                                       -----------    -----------    -----------  ---------------  ----------
Revenues:
   Product related................       $ 1,411       $      ---      $      97    $       ---     $  1,508
   License and contract...........         1,047              ---            775            ---        1,822
                                         -------       ----------         ------    -----------     --------
        Total revenues............         2,458              ---            872            ---        3,330
                                         -------       ----------         ------    -----------     --------

Operating expenses:
  Research and development........        20,321              ---          5,602            ---       25,923
  Selling and marketing...........         5,536              ---            ---            ---        5,536
  Reacquisition of technology and
     marketing rights.............         4,647              ---            ---            ---        4,647
  General and administrative......         4,290            1,415          2,427            ---        8,132
   Merger costs...................           ---              696            ---           (696)(A)      ---
                                         -------       ----------         ------    -----------     --------
        Total operating expenses..        34,794            2,111          8,029           (696)      44,238
                                         -------       ----------         ------    -----------     --------

   Non-operating income...........          (470)             960            136            ---          626
                                         -------       ----------         ------    -----------     --------

   Net loss.......................      $(32,806)      $   (1,151)     $  (7,021)   $       696     $(40,282)
                                        ========       ==========      =========    ===========     ========

  Net loss per common share.......      $  (1.38)      $    (0.29)     $   (1.33)                   $  (1.07)
                                       =========       ==========      =========                    ========

 Weighted average common shares
    outstanding...................        23,822            4,025          5,442                      37,657
                                       =========       ==========      =========                    ========

NOTE: The pro forma adjustments exclude a nonrecurring charge of approximately $19.7 million for acquired research and development resulting from Merger A, which was charged to the statement of operations in the Cytogen March 31, 1995 Form 10-Q, which has previously been filed with the Securities and Exchange Commission (see Note 2).

       The pro forma adjustments also exclude a nonrecurring charge for acquired research and development which will be charged to the statement of operations upon the effective time (the "Effective Time") of Merger B. Based on $4.50, the last sale price per share of Cytogen Common Stock on October 20, 1995, the Effective Time, this amount would be $25,050,000 or $(0.67) per share. This charge to expense will change due to a change from Cellcor's stockholders' deficit balance at June 30, 1995 (see Note 3).

        See Notes to Pro Forma Condensed Combined Financial Statements.

                                    99.5-3

                      CYTOGEN CORPORATION AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                     For the Six Months Ended June 30, 1995
                                  (Unaudited)
                     (in thousands, except per share data)

                                            Historical (Note 1)                   Pro Forma
                                    -----------------------------------  ----------------------------
                                      Cytogen     CytoRad     Cellcor      Adjustments     Combined
                                    -----------  ---------   ----------  ---------------  -----------

Revenues:
  Product related.................    $    728   $     ---    $     52      $    ---       $     780
  License and contract............         792         ---         750           ---           1,542
                                      --------   ---------    --------      --------       ---------
     Total revenues...............       1,520         ---         802           ---           2,322
                                      --------   ---------    --------      --------       ---------

Operating Expenses:
  Research and development........      10,296         ---       3,146           ---          13,442
  Selling and marketing...........       1,720         ---         ---           ---           1,720
  Reacquisition of technology
   and marketing rights...........      19,663         ---         ---       (19,663)(B)         ---
  General and administrative......       3,189         529       1,883           ---           5,601
  Restructuring expense...........         ---         ---         825           ---             825
  Merger costs....................         ---       1,923         ---        (1,923)(A)         ---
                                      --------   ---------    --------      --------       ---------
     Total operating expenses.....      34,868       2,452       5,854       (21,586)         21,588
                                      --------   ---------    --------      --------       ---------

  Non-operating income............          80         148          16           ---             244
                                      --------   ---------    --------      --------       ---------

  Net loss........................    $(33,268)  $  (2,304)   $ (5,036)     $ 21,586       $ (19,022)
                                      ========   =========    ========      ========       =========

  Net loss per common share.......    $  (1.11)  $   (0.57)   $  (0.97)                    $   (0.48)
                                      ========   =========    ========                     =========

  Weighted average common shares
   outstanding....................      29,982       4,025       5,453                        39,792
                                      ========   =========    ========                     =========


NOTE: The pro forma adjustments exclude a nonrecurring charge of approximately $19.7 million for acquired research and development, which was charged to the statement of operations in the Cytogen March 31, 1995 Form 10-Q, which has previously been filed with the Securities and Exchange Commission (see Note 2).

       The pro forma adjustments also exclude a nonrecurring charge for acquired research and development which will be charged to the statement of operations upon the Effective Time of Merger B. Based on $4.50, the last sale price per share of Cytogen Common Stock on October 20, 1995, the Effective Time, this amount would be $25,050,000 or $(0.67) per share. This charge to expense will change due to a change from Cellcor's stockholders' deficit balance at June 30, 1995 (see Note 3).


        See Notes to Pro Forma Condensed Combined Financial Statements.

                                    99.5-4

                      CYTOGEN CORPORATION AND SUBSIDIARIES

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


1.  Historical

    The historical balances represent the results of operations for each company and were derived from the respective financial statements for the indicated periods for Cytogen and Cellcor and for the year ended December 31, 1994 and the period from January 1, 1995 to February 26, 1995 for CytoRad. The CytoRad historical results of operations from February 27, 1995 to June 30, 1995 have been consolidated with those of Cytogen and have previously been filed with the Securities and Exchange Commission as part of the Cytogen June 30, 1995
Form 10-Q, which reflects Merger A.

2.  CytoRad Merger

    Merger A was consummated on February 27, 1995 and resulted in the former CytoRad stockholders obtaining a minority ownership of Cytogen. Merger A was accounted for as a purchase transaction with Cytogen treated as the acquirer. Based on the $3.69 per share closing price of Cytogen Common Stock on February 27, 1995, the total purchase price of CytoRad was approximately $30,900,000, which consisted of the following: (i) the $22,263,000 market value of the shares of Cytogen Common Stock which were issued to the CytoRad stockholders (6,037,500 shares of Cytogen Common Stock multiplied by $3.69 per share);
(ii) the $7,446,000 estimated fair value of the warrants to purchase Cytogen Common Stock and the contingent value rights; and (iii) Cytogen transaction costs of approximately $1,191,000. In addition, Cytogen charged approximately $1,400,000 of legal and investment banking fees relating to Merger A to expense in 1994. The total purchase price has been allocated to the fair market value of the assets acquired and liabilities assumed. The book value of CytoRad's tangible assets and liabilities after payment of merger transaction costs approximated their fair market value. Based on the foregoing purchase price, the amount allocated to acquired research and development of $19.7 million was charged to the statement of operations in the Cytogen March 31, 1995 Form 10-Q, which was previously filed with the Securities and Exchange Commission.

    The following pro forma adjustments are reflected as if Merger A had occurred as of January 1, 1994, in the case of the pro forma condensed combined statements of operations:

    (A)  Elimination of nonrecurring merger costs incurred by CytoRad.

    (B) Elimination of nonrecurring charge for acquired research and development.

3.  Cellcor Merger

    Merger B will result in the former Cellcor stockholders obtaining a minority ownership of Cytogen. Merger B will be accounted for as a purchase transaction with Cytogen treated as the acquirer. Based on $4.50, the last sale price per share of Cytogen Common Stock on October 20, 1995, the estimated total purchase price of Cellcor would be $23,446,000, which consists of the following: (i) the $21,211,000 market value of the shares of Cytogen Common Stock which will be issued to the Cellcor stockholders (4,713,565 shares of Cytogen Common Stock multiplied by $4.50 per share); and (ii) estimated transaction costs of $2,235,000. The estimated total purchase price has been allocated to the fair market value of the assets acquired and liabilities assumed. It is anticipated that the book value of Cellcor's tangible assets and liabilities after payment of merger transaction costs will approximate their fair market value. Based on the foregoing estimated purchase price, the amount allocated to acquired research and development of $25,050,000 will be charged to the statement of operations upon the Effective Time of Merger B. This charge to expense will change due to a change from Cellcor's stockholders' deficit balance at June 30, 1995.

     Concurrent with the consummation of Merger B, Cytogen will make an offer (the "Subscription Offering") to the holders of Cellcor Common Stock enabling such stockholders to purchase 1.118 shares of Cytogen Common Stock

                                    99.5-5

                      CYTOGEN CORPORATION AND SUBSIDIARIES

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


for each share of Cellcor Common Stock held by such stockholder, at a price of $3.89 per share of Cytogen Common Stock. As a condition to entering into Merger B, certain Cellcor stockholders have purchased 5,144,388 shares of Cytogen Common Stock for $20,012,000 ($3.89 per share) as part of the Subscription Offering.

    The pro forma financial statements do not reflect any additional indebtedness (under an available promissory note provided by certain of the principal stockholders of Cellcor) or interest thereon which will be incurred between July 1, 1995 and the Effective Time of the Merger for operating purposes. As of June 30, 1995, Cellcor had incurred $1,000,000 of indebtedness under this note. The pro forma financial statements also do not reflect the issuance and sale of 1,800,000 shares of Cytogen Common Stock for $7.3 million to Fletcher Capital Markets, Inc. ("Fletcher Capital") in August 1995 upon the exercise of the option granted to Fletcher Capital by Cytogen in May 1994 or of 665,352 shares of Cytogen Common Stock for $2.7 million to Fletcher Fund, L.P. in September 1995.

    The following pro forma adjustments are reflected as if Merger B had occurred as of June 30, 1995, in the case of the pro forma condensed combined balance sheet or as of January 1, 1994, in the case of the pro forma condensed combined statements of operations:

    (C) Payment of transaction costs of approximately $2,235,000. Includes approximately $735,000 of transaction costs incurred by Cellcor that will be charged to Cellcor's statement of operations in the period when these costs are incurred.


    (D) Elimination of Cellcor's accumulated deficit due to the application of purchase accounting.

    (E) Portion of purchase price allocated to acquired research and development, which will be charged to the statement of operations upon the consummation of Merger B. This amount is not included in the pro forma condensed combined statement of operations inasmuch as it represents a one-time nonrecurring charge.

    (F) Issuance of 4,713,565 shares of Cytogen Common Stock to Cellcor stockholders and related adjustments to additional paid-in capital. This entry reflects the net increase in the pro forma stockholders' equity which equals (i) the value of common stock issued to Cellcor stockholders ($21,211,000) minus (ii) the Cellcor historical stockholders' deficit as of June 30, 1995 ($1,604,000).

    (G) Issuance of 5,144,388 shares of Cytogen Common Stock for $20,012,000 in connection with the Subscription Offering.

    (H)  Payment under note payable to shareholders.

4.  Income Taxes

    The Pro Forma Condensed Combined Statements of Operations do not reflect tax benefits for the pro forma losses of Cytogen inasmuch as the realization of such benefits is uncertain. As a result of the consummation of Merger A, the availability in any one year of CytoRad's net operating loss carryforward will be limited due to a change in ownership. The effect of the limitation has not yet been quantified. However, such limitation is not expected to have a material effect on Cytogen's ability to ultimately utilize this carryforward. Upon the consummation of Merger B, the availability in any one year of Cellcor's net operating loss carryforward will be limited due to a change in ownership. Cellcor's net operating loss carryforward available after the consummation of Merger B will approximate


                                    99.5-6

                      CYTOGEN CORPORATION AND SUBSIDIARIES

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)


the fair market value of Cellcor Common Stock outstanding prior to the consummation of Merger B, subject to certain annual limitations. The effect of the limitation is to restrict the future use of the net operating loss to an amount equal to the fair market value of Cellcor's stock multiplied by a federally-prescribed interest rate, resulting in the amount of net operating loss that may be used in each year of the remaining carryforward period.

                                    99.5-7